Exhibit 99.1

Contacts:
American Pharmaceutical Partners, Inc.	Investor Inquiries:	Media Inquiries:
Nicole Williams	Rob Whetstone/Robert Jaffe	Michael Sitrick
Executive Vice President & CFO	PondelWilkinson Inc.	Sitrick and Company
(847) 969-2700	(310) 279-5963/(310) 279-5969	(212) 573-6100/(310) 788-2850

AMERICAN PHARMACEUTICAL PARTNERS TO MERGE WITH PARENT COMPANY, AMERICAN BIOSCIENCE, CREATING ABRAXIS BIOSCIENCE, A FULLY-INTEGRATED BIOPHARMACEUTICAL COMPANY WITH GLOBAL OWNERSHIP OF ABRAXANE®, Nab™ PLATFORM and DEEP PIPELINE

– ABI’s nab™ Technology Facilitates Efficient, Rapid Development of New Drugs with 6 INDs in development; ABRAXANE® in 74 Company and Investigator Sponsored Clinical Trials –

Consolidated Company Highlights:

•	Worldwide rights to ABRAXANE®, marketed in the U.S. for metastatic breast cancer and being developed for adjuvant breast, lung, ovarian, prostate, melanoma and head and neck cancers in more than 74 clinical trials, including 7 Phase III studies; anticipated filings for regulatory approval in Europe, China, Australia, New Zealand, Korea and Mexico in 2006

•	Deep proprietary pipeline based on commercially validated Nanoparticle Albumin Bound (nab™) technology platform, with 6 INDs, including Coroxane™ for peripheral vascular disease in Phase II/III and nab™ docetaxel expected to enter clinical trials in 2006

•	Leading US hospital-based injectables business, with over two-thirds of products ranked #1 or #2

•	Broad injectables pipeline, including more than 20 ANDAs pending at the FDA and more than 40 products in development

•	Established manufacturing infrastructure, producing more than 200 million vials annually, and North American commercial sales and marketing organization

•	Revenues expected to exceed $500 million in 2005, strong balance sheet, positive cash flow; with meaningful earnings and growth potential

•	Based on APP’s closing stock price on November 25, the combined company would have a market value of approximately $7.5 billion on a fully diluted basis

Conference call scheduled for today at 10:00 a.m. Eastern; Simultaneous Web cast available at www.appdrugs.com and www.earnings.com

SCHAUMBURG, IL; SANTA MONICA, CA – November 28, 2005 – American Pharmaceutical Partners, Inc. (APP) (NASDAQ:APPX) and privately held American BioScience, Inc. (ABI) today announced the signing of a definitive merger agreement for the merger of ABI into APP to create a fully integrated, global biopharmaceutical company, with an FDA-approved proprietary oncology drug, a validated technology platform, a deep product pipeline and a leading hospital-based injectables business with continuing positive operating cash flow. The all-stock transaction, which will combine the two companies under a new name, Abraxis BioScience, is expected to close in the first half of 2006. ABI currently owns approximately 64.4% of the outstanding fully diluted shares of APP.

“We believe this merger is a unique opportunity to combine the strengths of a development-stage biotechnology company with those of a growing and profitable injectable pharmaceutical business to create a fully integrated, global biopharmaceutical leader,” said Patrick Soon-Shiong, M.D., executive

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American Pharmaceutical Partners, Inc. and American BioScience, Inc.

chairman of APP and chairman and CEO of ABI. “By integrating breakthrough science (validated by the successful commercial launch of the first in-class albumin bound particle chemotherapeutic), applying proprietary nab™ technologies to compounds of known activity (thus enabling rapid clinical development) and leveraging the manufacturing and distribution expertise as well as sales and marketing infrastructure of APP, we are creating a differentiated biopharmaceutical enterprise with the potential for high, sustainable growth and a lower development risk profile.”

“The newly merged entity will be well positioned to discover and synthesize pharmaceutical product candidates and rapidly advance them through the regulatory process to commercialization. We believe this transforming event of combining APP and ABI will maximize the opportunity for sustained high growth, and enhance long-term profitability and shareholder value,” he said.

ABI will immediately bring to the new company 50% of the profits from North American sales of ABRAXANE® as well as the marketing rights for the rest of the world. A regulatory filing for ABRAXANE® has been submitted in Canada. Regulatory filings for ABRAXANE® in Europe and Mexico are anticipated in the first half of 2006 and other countries, including China, Russia, Korea, Australia, New Zealand, Hong Kong and Taiwan, in 2006 and early 2007. Recently, the marketing rights to ABRAXANE® for Japan were licensed to Taiho Pharmaceutical Company, a leading oncology company in Japan, for upfront and milestone payments in excess of $50 million in addition to substantial royalties.

ABI also brings a deep pipeline of proprietary oncology and critical care products based on the company’s novel nab™ technology platform, including ABRAXANE®; an extensive clinical development program to expand ABRAXANE® indications; natural product, therapeutic and reverse peptide libraries; a world class research, clinical development and regulatory team; and intellectual property built around the nab™ tumor targeting technology platform and a tumor-secreted protein (SPARC: Secreted Protein, Acidic and Rich in Cysteine). ABI has 130 issued and 126 pending patents around the nab™ platform, ABRAXANE® and the product pipeline.

“We expect to be able to use ABI’s patented nab™ technology in other applications to facilitate the efficient, rapid creation of new drug products,” Dr Soon-Shiong said. “The efficacy risk should be mitigated by developing new drugs using active agents already approved by the FDA. We anticipate that at least 6 INDs will be filed through 2006 and 2007, including nab™-docetaxel, a solvent-free nab™ form of the leading taxane Taxotere®, which has a current market size of in excess of $1 billion.”

ABI’s oncology pipeline candidates target multiple molecular tumor targets including tubulin (nab™- docetaxel), m-tor (nab rapamycin), HSP-90 (nab-17AAG), topo-isomerase 1 plus tubulin (nab- thiocolchicine dimer), and the vascular endothelial cell (oral seco-taxane).

The new company will be well positioned to establish itself as a leader in oncology utilizing the nab™ platform, which combines biologically interactive human albumin with an active pharmaceutical agent in a nanoparticle state. The nab™ platform enables the development of a new class of compounds that take advantage of receptor mediated pathways (gp60) and specific protein binding (SPARC), which has been shown to result in improved efficacy and therapeutic index. Recent clinical data show that SPARC, a protein known to be secreted by multiple tumor types, has been found to target albumin, a key component of nab™ chemotherapy. Clinical data to date support a direct correlation between high antitumor activity of ABRAXANE® and tumor types known to express SPARC.

ABI recently announced that research has demonstrated that a common denominator in breast, lung, ovarian, head and neck, melanoma, gastric, esophageal, glioma and cervical tumors is the secretion of a protein called SPARC. The company said that it discovered that SPARC attracts albumin-bound nutrients to nourish the tumor as it grows and spreads. Exploiting this tumor’s attraction for albumin, nab™ technology in effect tricks tumors into killing themselves. At the time it made the announcement of this finding, ABI said that it was exploring the nab™ technology platform in many tumor types using a

American Pharmaceutical Partners, Inc. and American BioScience, Inc.

multitude of active chemotherapeutic agents. The company said its plans were to continue this effort across the cancer spectrum.

In addition to providing the technological platform for a wide range of oncology drugs, ABI’s nab™ technology also provides a foundation for development of drugs to treat peripheral arterial disease and coronary artery disease. Coroxane™, nab™ paclitaxel, is in mid-stage clinical trials for both coronary and peripheral artery restenosis. Applications relating to coronary artery disease using Coroxane with bare metal stents is in Phase II, peripheral arterial disease is in Phase II/III and shunt patency in hemodialysis patients in Phase I.

APP will bring to the combined company an injectables franchise focused on oncology, critical care and anti-infective markets, a leading product market shares across 186 products, a strong history of product approvals and a robust product pipeline that currently includes more than 20 ANDAs pending at the FDA and over 40 additional products in development. The company has developed a strategy to compete in the large low molecular weight heparin market. It also will bring the only commercial scale protein-engineered nanoparticle manufacturing capacity in the U.S., an established relationship with key group purchasing organizations and a track record of high growth and profitability. Based on estimated revenues of more than $500 million for 2005, APP’s compounded annual growth rate from 1998 through this year is more than 33%. The combined company is expected to have positive operating cash flow. ABI’s operating expenses are estimated to be approximately $50 million in 2005 and are anticipated to be between $75—$100 million in 2006.

Transaction Summary

Under the terms of the agreement, ABI will merge into APP in a tax free transaction. In the merger, APP will issue to the ABI shareholders approximately 86 million additional shares of APP common stock raising the ABI shareholders’ fully diluted ownership of the combined entity after the merger to approximately 83.5% from 64.4% owned through ABI.

In July 2005, APP’s board of directors formed a Special Committee of independent members to evaluate and make recommendations with respect to APP’s potential merger with ABI. The Special Committee appointed Goldman, Sachs & Co as its financial advisor and Gibson, Dunn & Crutcher LLP as its legal counsel. Following extensive review, the Special Committee unanimously recommended to the company’s full board of directors that the board approve the merger. Morrison & Foerster LLP acted as legal counsel to APP.

The merger agreement has been unanimously approved by the boards of directors of both companies, with Dr. Soon-Shiong recusing himself from the APP vote. The requisite APP stockholder approval of the merger has been obtained pursuant to execution of a stockholder consent by ABI. Stockholders of ABI have agreed to deliver the requisite stockholder approval. In connection with the proposed transaction, APP will file with the SEC and mail to shareholders of APP an information statement describing the merger and related transactions. The merger is expected to close in the first half of 2006, after the final information statement is mailed to APP shareholders. Completion of the merger is subject to other customary closing conditions.

Merrill Lynch & Co. and Lazard Ltd. served as financial advisors and Fried, Frank, Harris, Shriver & Jacobson LLP acted as legal counsel to ABI.

Abraxis BioScience Management

Following the closing, a highly experienced management team with a proven track record will lead the new company. Patrick Soon-Shiong, M.D., currently executive chairman of APP and chief executive officer of ABI, has assumed the duties of chairman and chief executive officer of APP, succeeding Al Heller as APP’s chief executive officer who has stepped down from that position and from the company’s board of directors. “We thank Al for his contributions to APP over the past year and wish him well with

American Pharmaceutical Partners, Inc. and American BioScience, Inc.

his future endeavors,” said Dr. Soon-Shiong who will continue as chairman and chief executive officer of Abraxis BioScience once the merger is consummated.

Abraxis BioScience is expected to be organized along operating divisions with leadership positions in each division to be announced by the end of this year. One operating division will be American Pharmaceutical Partners. In addition, there will be a proprietary business division and R&D division.

The Abraxis BioScience board will consist of a majority of independent directors, including current APP board members Messrs. David S. Chen, Ph.D., Stephen D. Nimer, M.D., Leonard Shapiro and Kirk K. Calhoun. Additional independent board members are expected to be announced prior to closing.

Conference Call Information and Forward-Looking Statements

On Monday, November 28, 2005, a conference call will be conducted with interested parties beginning at 10:00 a.m. (EST) to review the transaction. The conference call may be heard through a live audio Internet broadcast at www.appdrugs.com and www.earnings.com. For those unable to listen to the live broadcast, a playback of the webcast will be available at both Web sites for one year beginning shortly after the conclusion of the call.

About American BioScience, Inc.

American BioScience, Inc. (ABI) is a privately held biotechnology company focused on the discovery, development and delivery of next-generation therapeutics including biologically active molecules already existing within the human biological system, for the treatment of life-threatening diseases. ABI owns a majority interest in American Pharmaceutical Partners, Inc.

About American Pharmaceutical Partners, Inc.

American Pharmaceutical Partners, Inc. is a specialty drug company that develops, manufactures and markets injectable pharmaceutical products, focusing on the oncology, anti-infective and critical care markets. Abraxis Oncology, the proprietary division of APP, is devoted entirely to developing and promoting innovative, next-generation cancer therapies such as ABRAXANE, recently launched for the treatment of metastatic breast cancer. For more information, visit APP’s website at www.appdrugs.com and www.abraxisoncology.com.

About ABRAXANE®

The U.S. Food and Drug Administration approved ABRAXANE® for Injectable Suspension (paclitaxel protein-bound particles for injectable suspension) (albumin-bound) in January 2005 for the treatment of breast cancer after failure of combination chemotherapy for metastatic disease or relapse within six months of adjuvant chemotherapy. Prior therapy should have included an anthracycline unless clinically contraindicated. For the full prescribing information for ABRAXANE® please visit www.abraxane.com.

Additional Information and Where to Find It

In connection with the proposed transaction, an information statement will be filed with the SEC. American Pharmaceutical Partners shareholders are encouraged to read this information statement and any other relevant documents filed with the SEC, including the Current Report on Form 8-K the company intends to file shortly attaching the merger-related agreements, because they will contain important information about the merger.

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements in this press release include statements regarding our expectations, beliefs, hopes, goals, intentions, initiatives or strategies, including statements regarding the expected time of completion of the merger and the benefits of the merger, including the creation of an integrated, global

American Pharmaceutical Partners, Inc. and American BioScience, Inc.

biopharmaceutical leader with continuing positive operating cash flow, the leverage of integrating APP’s growing and profitable injectable pharmaceutical business with ABI’s technology platform and product pipeline, the potential for high, sustainable growth, lower development risk profile, long-term profitability and enhanced shareholder value, better positioning of the combined company to discover and synthesize pharmaceutical product candidates and anticipated leadership position in oncology utilizing the nab™ platform. Other forward-looking statements include the anticipated developments relating to ABRAXANE and the nab™ technology platform, including anticipated international filings for regulatory approval of ABRAXANE in 2006 and 2007, the foundation for development of drug applications associated with the intellectual property built around the nab™ tumor targeting technology platform and a tumor-secreted protein (SPARC) and the filing of six INDs in 2006 and 2007 relating to the nab™ technology. Additional forward-looking statements include APP’s estimated revenues and compounded annual growth rate for fiscal 2005 and ABI’s R&D spending for fiscal 2005 and 2006, as well as the new management and board composition of the combined company, including the organization of the combined company into operating divisions. Further, forward-looking statements may include any comments APP and ABI may make about the future of the combined company and the merger in response to questions from participants on the conference call. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those in the forward-looking statements. These factors include, without limitation, unexpected delays in consummation of the merger, if at all, adverse market reactions to the proposed merger, failure of the benefits of the merger to materialize, difficulties in integrating the businesses and operations of the two companies, the adverse affect on product delays and new product approvals if APP’s Illinois manufacturing facility does not remain fully operational, the adverse impact of production delays on the sales and marketing of the combined company’s products, the costs associated with the ongoing launch of ABRAXANE and research and development associated with the nab™ technology platform, the continued market adoption and demand of ABRAXANE in North America and its potential market penetration outside of the U.S., including Japan, Europe and Mexico, difficulties or delays in developing, testing, obtaining regulatory approval of, and producing and marketing any other products, including those in ABI’s pipeline, the impact of pharmaceutical industry regulation, the impact of competitive products and pricing, the availability and pricing of ingredients used in the manufacture of pharmaceutical products, the ability to successfully manufacture products in a time-sensitive and cost effective manner, the acceptance and demand of new pharmaceutical products, the impact of patents and other proprietary rights held by competitors and other third parties. Additional relevant information concerning risks can be found in APP’s Form 10-K for the year ended December 31, 2004 and other documents it has filed with the Securities and Exchange Commission.

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